Exhibit 99.1

P10 Announces Upcoming Name Change

DALLAS, January 12, 2026 (GLOBE NEWSWIRE) - P10, Inc. (NYSE: PX) (the “Company”), a leading private markets solutions provider, today announced it will change its name to Ridgepost Capital, Inc. The name change will become effective on February 11, 2026. Starting that day, the Company’s stock will trade on the New York Stock Exchange and NYSE Texas under the new ticker symbol “RPC.”

A ridgepost is a marker on higher ground signifying stability, perspective, and protection. This new name encompasses the Company’s unique positioning as a cohesive, integrated platform at the nexus of the middle and lower-middle market segments.

“Ridgepost Capital is a firm built on higher ground, one that is able to see opportunities that others cannot,” said Luke Sarsfield, P10 Chairman and Chief Executive Officer. “Our proprietary investment focus on the middle and lower-middle market offers exposure for our shareholders to a diversified set of strategies across private equity, private credit and venture capital. Our new name is symbolic of our continuing upward trajectory and our unification as one cohesive and integrated enterprise.”

About P10

P10 (NYSE: PX) is a leading private markets solutions provider with over $40 billion in assets under management as of September 30, 2025. P10 invests across Private Equity, Private Credit, and Venture Capital in access-constrained strategies, with a focus on the middle and lower-middle market. P10’s products have a global investor base and aim to deliver compelling risk-adjusted returns. For additional information, please visit www.p10alts.com.

Forward-Looking Statements

Some of the statements in this release may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Words such as “will,” “expect,” “believe,” and similar expressions are intended to identify these forward-looking statements. These forward-looking statements discuss management’s current expectations, plans and objectives, and are inherently uncertain. The inclusion of forward-looking information in this release should not be regarded as a representation that the future plans or expectations contemplated will be achieved. All forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors that may cause actual results to be materially different. The forward-looking statements included in this release are made only as of the date hereof. We undertake no obligation to update or revise any forward-looking statement as a result of new information or future events, except as otherwise required by law.

P10 Investor Contact:

info@p10alts.com

P10 Media Contact:

Josh Clarkson

Taylor Donahue

pro-p10@prosek.com